Exhibit 3.1

Delaware	Page 1
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “G-INFRA LP”, FILED IN THIS OFFICE ON THE TENTH DAY OF DECEMBER, A.D. 2024, AT 1:40 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

10032278 8100	Authentication: 205086822
SR# 20244444321	Date: 12-10-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF LIMITED PARTNERSHIP
OF
G-INFRA LP
The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
I.The name of the limited partnership is G-INFRA LP.
II.The address of the Partnership’s registered office in the State of Delaware is located at Suite 302,4001 Kennett Pike, County of New Castle, Wilmington, DE 19807, and the name of the registered agent whose office address will be the same as the registered office is Maples Fiduciary Services (Delaware) Inc.
III.The name and mailing address of each general partner is as follows:

Name	Address
G-INFRA GP Advisors LLC
Suite 302,4001 Kennett Pike,
County of New Castle, Wilmington
DE, 19807
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of G-INFRA LP as of December 10, 2024.

GENERAL PARTNER

By: G-INFRA GP Advisors LLC

By:	/s/ Coleen Gasiewski

	Name:	Coleen Gasiewski
	Title:	Authorized Signer

State of Delaware Secretary of State Division of Corporations Delivered 01:40 PM 12/10/2024 FILED 01:40 PM 12/10/2024 SR 20244444321 - File Number 10032278	1